UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

BENCHMARK ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Texas		77515
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 10, 2008, the Board of Directors of Benchmark Electronics, Inc. (the “Company”), authorized and approved Amendment No. 1 (the “Amendment”) to the Rights Agreement dated as of December 11, 1998 (as amended, the “Rights Agreement”), between the Company and ComputerShare Trust Company, N.A., as rights agent (as successor rights agent to Harris Trust and Savings Bank) (the “Rights Agent”), in order to (i) extend the Final Expiration Date (as defined in the Rights Agreement) until December 11, 2018, (ii) amend the definition of “Beneficial Owner” and “beneficial ownership” to clarify that a person will be deemed to beneficially own any securities that are the subject of specified derivative transactions entered into by such person or such person’s affiliates or associates and (iii) make certain other changes that the Board of Directors determined were necessary or desirable and did not adversely affect the interests of the holders of the Rights (as defined in the Rights Agreement).

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto, and the full text of the unamended Rights Agreement, which was filed as Exhibit 1 to the Company’s Form 8-A filed with the Securities and Exchange Commission on December 11, 1998, which is incorporated herein by reference.

Item 3.03.  Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 4.1 Amendment No. 1 dated as of December 10, 2008, to the Rights Agreement dated as of December 11, 1998, between Benchmark Electronics, Inc., and ComputerShare Trust Company, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: December 10, 2008	By:	/s/ CARY T. FU
Cary T. Fu
Chief Executive Officer